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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 22, 2005
                        (Date of earliest event reported)

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                           ARLINGTON HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

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           Delaware                      0-15291                 36-3312434
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
        incorporation)                                       Identification No.)

                        2355 South Arlington Heights Road
                                    Suite 400
                        Arlington Heights, Illinois 60005
                    (Address of Principal Executive Offices)

                                 (847) 228-5400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01 - OTHER EVENTS

         On June 22, 2005, our wholly owned subsidiary, Arlington Inns, Inc. (the "Debtor"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"). The Debtor's sole business presently consists of the operations of 15 AmeriHost Inn hotels pursuant to leases with PMC Commercial Trust and its affiliates ("PMC"). The Debtor remains in possession of its assets and properties, and continues to operate its businesses and manage its properties as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

         Debtor currently operates 15 Amerihost Inn hotels pursuant to leases with PMC. As previously announced, PMC filed a lawsuit against Debtor and us seeking payment of past due rent for 18 leased hotels and current payment of any past due real estate taxes for these leased hotels. As of the date of the Debtor's filing with the Bankruptcy Court, Debtor has paid a significant amount of the past due real estate taxes. Also as of the date of the Debtor's filing with the Bankruptcy Court, Debtor and PMC have terminated two of the 18 leases pursuant to the sale of the related hotels by PMC to third parties, which sales were facilitated by Debtor. Debtor relinquished possession of one of these hotels prior to the sale. In addition, Debtor has relinquished possession of one other hotel, and, therefore, Debtor currently remains in possession of 15 leased hotels.

         PMC has filed various eviction proceedings seeking to obtain possession of the remaining 15 leased hotels. The filing of the reorganization proceeding by Debtor will stay the eviction proceedings and the litigation proceedings filed against Debtor. However, PMC may proceed with litigation filed against us, as guarantor of Debtor's obligations under the PMC leases.

         The Debtor has been actively pursuing a settlement with PMC, including the presentation of proposals by the Debtor that provided PMC substantial consideration in return for such settlement. PMC has rejected all of the Debtor's proposals. We believe PMC would receive more under such proposals, compared to what PMC will receive in the Debtor's Chapter 11 reorganization.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 22, 2005


                                  Arlington Hospitality, Inc.
                                  (Registrant)

                                  By: /s/ Stephen K. Miller
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                                          Stephen K. Miller
                                          Interim Chief Executive Officer

                                  By: /s/ James B. Dale
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                                          James B. Dale
                                          Senior Vice President and
                                          Chief Financial Officer